UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/10/2010

Westway Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-52642

Delaware	20-4755936
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

365 Canal Street, Suite 2900
New Orleans, LA 70130
(Address of principal executive offices, including zip code)

(504) 525-9741
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On February 10, 2010, three subsidiaries of Westway Group, Inc. (the "Company") entered into an aggregate of seven mortgages in compliance with a credit agreement entered into by the Company in November 2009, which credit agreement provided for entry into these mortgages within 90 days.

More specifically, the Company entered into a Credit Agreement, dated as of November 12, 2009, and delivered and effective on November 16, 2009, with JPMorgan Chase Bank, N.A., as administrative agent, Regions Bank, as syndication agent, Capital One, N.A., Rabobank Nederland, SunTrust Bank, and Compass Bank (doing business as BBVA Compass), as documentation agents, and the lenders from time to time party thereto (the "Credit Agreement"). The Credit Agreement provides for a 3-year, $175 million senior secured revolving credit facility scheduled to terminate on November 12, 2012. The Credit Agreement was previously disclosed in and filed as Exhibit 4.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 17, 2009.

On February 10, 2010, as required by and as additional security for the Company's obligations under the Credit Agreement, Westway Terminal Company LLC, Westway Terminal Cincinnati LLC, and Westway Feed Products LLC, all subsidiaries of the Company, entered into seven first priority mortgage liens on their fee or leasehold interests, as applicable, in certain terminal and feed facilities having an aggregate fair market value of approximately $120 million (collectively, the "Mortgages"). The facilities include two terminal facilities and one feed facility in Houston, Texas; a terminal facility and a feed facility in Cincinnati, Ohio; and a terminal facility in Grays Harbor, Aberdeen, Washington.

Each of the Mortgages contains customary covenants and other terms, including the following:

--         the mortgagor is obligated to preserve the first lien status and not permit any other lien or encumbrance (except as expressly provided);

--        the mortgagor is limited in its right to sell, exchange, assign, or otherwise dispose of the mortgaged property;

--        in the case of mortgages of leasehold interests, the mortgagor is limited in its right to terminate, amend, or modify the underlying lease agreement;

--        the mortgagor grants a security interest on personal property with respect to that portion of the mortgaged property within the scope of the Uniform Commercial Code; and

--        if an event of default occurs, the mortgagee is granted certain remedies, including the right to cure, acceleration of the indebtedness, and foreclosure and sale.

The foregoing description of the Mortgages does not purport to describe all of the terms of the Mortgages and is qualified in its entirety by reference to the complete text of the Mortgages, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7 to this Form 8-K and are incorporated herein by reference. The Mortgages have been filed to provide investors with information regarding their terms, but not to provide any other factual information about the Company and its wholly-owned subsidiaries. The representations and warranties and other provisions of the Mortgages allocate risks and establish rights and obligations among the parties thereto, and should not be relied on by investors as statements of fact. Moreover, information concerning the subject matter of the representations, warranties, and other provisions may change after the date of the Mortgages, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.1 Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents, executed as of February 10, 2010 by Westway Feed Products LLC to Jack Smith, Trustee, for the benefit of JPMorgan Chase Bank, N.A., as administrative agent for the lenders from time to time parties to the Credit Agreement. (Relating to a feed facility in Houston, Texas)

10.2 Leasehold Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents, executed as of February 10, 2010 by Westway Terminal Company LLC to Jack Smith, Trustee, for the benefit of JPMorgan Chase Bank, N.A., as administrative agent for the lenders from time to time parties to the Credit Agreement. (Relating to a terminal facility in Houston, Texas)

10.3 Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents, executed as of February 10, 2010 by Westway Terminal Company LLC to Jack Smith, Trustee, for the benefit of JPMorgan Chase Bank, N.A., as administrative agent for the lenders from time to time parties to the Credit Agreement. (Relating to a terminal facility in Houston, Texas)

10.4 Leasehold Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents, executed as of February 10, 2010 by Westway Terminal Company LLC to Jack Smith, Trustee, for the benefit of JPMorgan Chase Bank, N.A., as administrative agent for the lenders from time to time parties to the Credit Agreement. (Relating to a terminal facility in Houston, Texas)

10.5 Open-End Mortgage, Security Agreement, Fixture Filing, and Assignment of Leases and Rents, executed as of February 10, 2010 by Westway Feed Products LLC for the benefit of JPMorgan Chase, N.A., as administrative agent for the lenders from time to time parties to the Credit Agreement. (Relating to a feed facility in Cincinnati, Ohio)

10.6 Open-End Mortgage, Security Agreement, Fixture Filing, and Assignment of Leases and Rents, executed as of February 10, 2010 by Westway Terminal Cincinnati LLC for the benefit of JPMorgan Chase, N.A., as administrative agent for the lenders from time to time parties to the Credit Agreement. (Relating to a terminal facility in Cincinnati, Ohio)

10.7 Leasehold Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents, executed as of February 10, 2010 by Westway Terminal Company LLC to Chicago Title Insurance Company, Trustee, for the benefit of JPMorgan Chase, N.A., as administrative agent for the lenders from time to time parties to the Credit Agreement. (Relating to a terminal facility in Grays Harbor, Aberdeen, Washington)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westway Group, Inc.

Date: February 12, 2010	By:	/s/ Thomas A. Masilla, Jr.
Thomas A. Masilla, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents
EX-10.2	Leasehold Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents
EX-10.3	Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents
EX-10.4	Leasehold Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents
EX-10.6	Open-End Mortgage, Security Agreement, Fixture Filing, and Assignment of Leases and Rents
EX-10.7	Leasehold Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents